UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Status of Investments in Real Estate

As of March 3, 2015, Industrial Property Trust Inc. (the “Company”) owned and managed, either directly or through its 51% ownership interest in a joint venture partnership, a real estate portfolio that included properties with an aggregate total purchase price of approximately $518.8 million, comprised of 46 industrial buildings totaling approximately 7.0 million square feet in 13 industrial markets throughout the U.S. with 100 customers, a leased rate of 79.8%, and a weighted-average remaining lease term (based on square feet) of approximately 4.9 years. Of the 46 total industrial buildings owned and managed, 39 buildings, or 5.0 million square feet, were wholly-owned by the Company and the remaining seven buildings, or 2.0 million square feet, were owned by the joint venture partnership. As of this date:

•	36 industrial buildings totaling approximately 4.8 million square feet comprised the Company’s operating portfolio, which consists of stabilized properties, and was 98.2% leased. The Company’s operating portfolio has an estimated aggregate weighted-average purchase price capitalization rate of approximately 5.4% (5.6% excluding contractual free rent during a portion of the year following acquisition for certain of the properties).

•	10 industrial buildings totaling 2.2 million square feet comprised the Company’s development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. The Company generally considers a building to be stabilized on the earlier to occur of the first anniversary of a building’s acquisition or completion date or a building achieving 90% occupancy.

The weighted-average purchase price capitalization rate is calculated based on the aggregate projected cash net operating income from in-place leases for the 12 months from the date of the respective acquisition, including any contractual rent increases contained in such leases for those 12 months, divided by the aggregate purchase price, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to the Company’s advisor and its affiliates.

Public Earnings Call

The Company will host a public conference call on Wednesday, March 25, 2015 to review quarterly operating and financial results for the quarter ended December 31, 2014. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and acquisition and development activity. The conference call will take place at 2:15 p.m. MST and can be accessed by dialing (877) 742-5590; conference ID 61739232. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the remaining lease terms and the weighted average purchase price capitalization rate) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the customers’ ability to continue to comply with the terms of their leases, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

March 10, 2015	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer